AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 2000
                                                     REGISTRATION NO. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  DSL.NET, INC.
                                  -------------
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                     06-1510312
           --------                                     ----------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                              545 LONG WHARF DRIVE
                               NEW HAVEN, CT 06511
                               -------------------
               (Address of Principal Executive Offices) (Zip Code)

                              --------------------

              VECTOR INTERNET SERVICES, INC. 1999 STOCK OPTION PLAN VECTOR INTERNET SERVICES, INC. 1997 STOCK OPTION PLAN
                            (Full Title of the Plan)

                              --------------------

                             STEPHEN ZAMANSKY, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                                  DSL.NET, INC.
                              545 LONG WHARF DRIVE
                          NEW HAVEN, CONNECTICUT 06511
                     (Name and Address of Agent for Service)

                                 (203) 772-1000
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:

                            JEFFREY A. CLOPECK, ESQ.
                             DAY, BERRY & HOWARD LLP
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 345-4600
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

                         CALCULATION OF REGISTRATION FEE

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
                                                              PROPOSED           PROPOSED
                                                               MAXIMUM            MAXIMUM          AMOUNT OF
                                           AMOUNT TO BE     OFFERING PRICE       AGGREGATE        REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED       REGISTERED(1)      PER SHARE        OFFERING PRICE        FEE (3)
------------------------------------       -------------      ---------        --------------        -------
Common Stock (Par Value                        550,402         $1.71(2)        $  941,187.42         $261.65
$.0005 Per Share)                              348,524         $2.99(2)        $1,042,086.76         $289.70
                                            ----------        ----------       -------------         -------
                    TOTAL:                     898,926                         $1,983,274.18         $551.35

(1) In addition, pursuant to rule 416(a), the Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(2) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h) the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act").

         This Registration Statement covers an aggregate of 898,926 shares of Common Stock of DSL.net, Inc. ("DSL" or the "Registrant") issuable upon exercise of options granted pursuant to the 1999 Stock Option Plan and the 1997 Stock Option Plan (collectively, the "Vector Stock Option Plans") of Vector Internet Services, Inc. ("Vector"). Vector was acquired by DSL on May 26, 2000 pursuant to an Agreement and Plan of Merger dated as of May 25, 2000 (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, DSL assumed all of the then outstanding options granted under the Vector Stock Option Plans, which became options to purchase an aggregate of 898,926 shares of DSL common stock. No additional options will be granted by DSL under such plans.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

         (c) The Registrant's Current Report on Form 8-K/A filed on February 8, 2000 and Current Report on Form 8-K filed on June 8, 2000;

         (d) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Exchange Act on October 1, 1999, and incorporating by reference the information contained in the Registrant's Registration Statement No. 333-80141 on Form S-1, as amended (the "Form S-1").

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation and the Registrant's Amended and Restated By-Laws provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Registrant's Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws filed as Exhibits 3.02 and 3.03, respectively, to the Registrant's Form S-1 and incorporated herein by reference.

         The Registrant maintains directors and officers liability insurance for the benefit of its directors and officers.

         The underwriting Agreements (the "Underwriting Agreements") dated as of October 6, 1999 and February 25, 2000, respectively, by and among the Registrant and the Underwriters listed on Schedule I thereto (the "Underwriters") which were executed in connection with the Registrant's initial public offering and follow-on public offering provide that the Underwriters are obligated, under certain circumstances, to indemnify the Registrant, its directors, its officers who signed the Registrant's Registration Statements on Form S-1 (No. 333-80141 and No. 333-96349) and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act. Reference is made to the forms of Underwriting Agreement filed as Exhibit 1.01 to such Forms S-1.

         The Vector Stock Option Plans each provide that the directors shall be indemnified against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken, or failure to act, under or in connection with the Vector Stock Option Plans or any option granted thereunder, and against all amounts paid by them or any of them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgement based upon a finding of bad faith.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.       Description of Exhibit
-----------       ----------------------

  4.1 Specimen Certificate for shares of the Registrant's Common Stock (filed as Exhibit 4.01 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-80141) and incorporated herein by reference).

  4.2 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.02 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-80141) and incorporated herein by reference).

  4.3             Amended and Restated By-Laws of the Registrant (filed as
                  Exhibit 3.03 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-80141) and incorporated herein by reference).

  4.4             Vector Internet Services, Inc. 1999 Stock Option Plan.

  4.5             Vector Internet Services, Inc. 1997 Stock Option Plan.

  5.1             Opinion of Day, Berry & Howard LLP.

  23.1            Consent of PricewaterhouseCoopers LLP.

  23.2            Consent of Day, Berry & Howard LLP (included in Exhibit 5.1)

  24.1 Power of Attorney (included as part of the signature page to this Registration Statement)

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on this 8th day of June, 2000.

                                      DSL.NET, INC.

                                      By:  /s/ David Struwas
                                         ---------------------------------------
                                           David Struwas
                                           President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

      We, the undersigned officers and directors of DSL.net, Inc., hereby severally constitute and appoint David Struwas and Stephen Zamansky and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities (until revoked in writing) to sign all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of DSL.net. Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                          Title(s)                                      Date
      ---------                          --------                                      ----
  /s/ David F. Struwas             President, Chief Executive Officer and           June 8, 2000
--------------------------------   Director (Principal Executive Officer)
  David F. Struwas

  /s/ Robert Q. Berlin             Chief Financial Officer and Vice President,      June 8, 2000
-------------------------------    Strategic Planning (Principal Financial and
  Robert Q. Berlin                 Accounting Officer)

  /s/ Robert Gilbertson            Director                                         June 8, 2000
-------------------------------
  Robert Gilbertson

  /s/ William J. Marshall          Director                                         June 8, 2000
-------------------------------
  William J. Marshall

  /s/ William Seifert              Director                                         June 8, 2000
-------------------------------
  William Seifert

  /s/ James D. Marver              Director                                         June 8, 2000
-------------------------------
  James D. Marver

  /s/ Paul K. Sun                  Director                                         June 8, 2000
-------------------------------
  Paul K. Sun

                                  EXHIBIT INDEX



Exhibit No.       Description of Exhibit
-----------       ----------------------

   4.1 Specimen Certificate for shares of the Registrant's Common Stock (filed as Exhibit 4.01 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-80141) and incorporated herein by reference).

   4.2 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.02 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-80141) and incorporated herein by reference).

   4.3            Amended and Restated By-Laws of the Registrant (filed as
                  Exhibit 3.03 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-80141) and incorporated herein by reference).

   4.4            Vector Internet Services, Inc. 1999 Stock Option Plan.

   4.5            Vector Internet Services, Inc. 1997 Stock Option Plan.

   5.1            Opinion of Day, Berry & Howard LLP.

   23.1           Consent of PricewaterhouseCoopers LLP.

   23.2           Consent of Day, Berry & Howard LLP (included in Exhibit 5.1).

   24.1 Power of Attorney (included as part of the signature page to this Registration Statement).